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                                                                   EXHIBIT 10.38



                                PROMISSORY NOTE

$100,000.00                                                        July 27, 2001
                                                               Chicago, Illinois

Ampersand Medical Corporation, with offices at 414 N. Orleans, Suite 510, Chicago, IL 60610, hereby promises to pay to AccuMed International, Inc., with offices at 920 N. Franklin Street, Suite 402, Chicago, IL 60610, the sum of $100,000.00, plus interest computed at the rate of 12% per annum, on or before August 3, 2001.

As additional consideration, Ampersand will also pay a one time fee of $10,000.00, which shall be due and payable by August 31, 2001, as an inducement and additional consideration for this note.


                                        AMPERSAND MEDICAL CORPORATION

                                        By:       /s/ LEONARD R. PRANGE
                                              ------------------------------
                                                  President
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                        AMENDMENT NO. 1 TO PROMISSORY NOTE

         AMENDMENT NO. 1 dated August 13, 2001 (this "Amended Promissory Note") to Promissory Note made July 27, 2001 in the original principal amount of $100,000 (the "Original Promissory Note") by Ampersand Medical Corporation, a Delaware corporation with offices at 414 N. Orleans, Suite 510, Chicago, IL 60610 ("Ampersand"). In favor of AccuMed International, Inc., a Delaware corporation with offices as 920 N. Franklin St. Ste., 402, Chicago, IL 60610 ("AccuMed").

         WHEREAS, pursuant to the Original Promissory Note, Ampersand was required to repay the $100,000 principal amount with interest computed at a rate of 12% per annum on or before August 3, 2001; and

         WHEREAS, Ampersand and AccuMed desire to extend to August 28, 2001 the date on which such principal and interest (accrued through the actual repayment date) on the terms set forth herein;

         NOW THEREFORE, in consideration of the premises and promises set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

         1. Ampersand shall pay AccuMed $100,000.00 principal together with accrued interest calculated at 12% per annum from July 27, 2001 through the repayment date on or before August 28, 2001.

         2. Such payment shall be made by wire transfer of immediately available funds to the bank account designated by AccuMed.

         3. If Ampersand fails to pay such principal and interest by 5:00pm Chicago time on July 27, 2001, Ampersand shall be thereafter in default ("Default") without notice or presentment or any other action required by AccuMed; there will be no grace or cure period.

         4. If Ampersand is in default: (i) the dollar amount of principal and interest due but not paid by Ampersand to AccuMed shall be immediately offset against amounts that AccuMed owes Ampersand pursuant to the Secured Promissory Note made February 7, 2001 by AccuMed in favor of Ampersand in the original principal amount of $800,000 (the "February Note"). (ii) Ampersand's security interest shall automatically be released as to the AcCell units listed as numbers 1 through 25 on Schedule A to the Security Agreement dated as of February 7, 2001 between AccuMed and Ampersand. (iii) Ampersand will file with the Illinois Secretary of State, within two business days, a UCC-3 Termination Statement recording the release of Ampersand's security interest in such 25 AcCell units which are listed as numbers 1 through 25 on Exhibit A to the UCC-1 Financing Statement recorded as filed with such Secretary of State on February 16, 2001 by AccuMed as the debtor for the benefit of Ampersand as the secured party, and (iv) Ampersand shall promptly make any other filings or acknowledgments reasonably requested by AccuMed to demonstrate the release of Ampersand's security interest in the 25 AcCell units.

         5. The $10,000 cash consideration for AccuMed making the $100,000 loan evidenced by the Original Promissory Note shall remain due and payable by Ampersand on or before August 31, 2001, such payment shall be made by wire transfer of immediately available funds. If such payment is not

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made by 5:00 p.m. Chicago time on August 31, 2001, $10,000 shall be automatically offset against amounts that AccuMed owes Ampersand under the February Note.


         IN WITNESS WHEREOF, Ampersand has caused this Amended Promissory Note to be duly executed by its authorized officer as of the date first above written.

                                        AMPERSAND MEDICAL CORPORATION


                                            /s/ Leonard R. Prange
                                            --------------------------------
                                        By: Leonard R. Prange, President and
                                            Chief Financial Officer




Accepted and Agreed:
ACCUMED INTERNATIONAL, INC.



By: /s/ Paul F. Lavallee
    ------------------------------
    Paul F. Lavallee, Chairman and
    Chief Executive Officer